AMC NETWORKS INC. REPORTS THIRD QUARTER 2021 RESULTS

New York, NY – November 5, 2021: AMC Networks Inc. (“AMC Networks” or the “Company”) (NASDAQ: AMCX) today reported financial results for the third quarter ended September 30, 2021.
Interim Chief Executive Officer Matt Blank said: "AMC Networks is in a very strong position, underscored by its third quarter revenue and AOI growth of 24% and 21%, respectively. In anticipation of having a strong finish to the year, we are increasing our full year financial guidance for total company revenue and AOI. We continue to see subscriber acquisition momentum and high engagement across our targeted streaming portfolio of AMC+, Acorn TV, Shudder, Sundance Now and ALLBLK, and are on track to deliver our year-end streaming target to achieve 9 million paid subscribers. We are building a streaming business that is sustainable and will be profitable over the long term, and with our owned IP, our library of high-quality content, and our strong legacy channels business, we have the right assets to drive growth and increase shareholder value."
Third Quarter Financial Highlights:
•Net revenues increased 24% to $811 million as compared to the prior year quarter, driven by growth in content licensing, streaming and advertising revenues
•Operating income increased 35% to $188 million; Adjusted Operating Income(1) increased 21% to $225 million as compared to the prior year quarter
•Diluted EPS of $2.55; Adjusted Diluted EPS(1) of $2.68

Dollars in thousands, except per share amounts	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	Change	2021	2020	Change
Net Revenues	$810,766	$654,015	24.0%	$2,273,899	$2,034,681	11.8%
Operating Income	$188,326	$139,477	35.0%	$426,290	$361,249	18.0%
Adjusted Operating Income	$224,691	$185,491	21.1%	$713,307	$633,223	12.6%

Diluted Earnings Per Share	$2.55	$1.17	117.9%	$5.39	$2.69	100.4%
Adjusted Diluted Earnings Per Share	$2.68	$1.32	103.0%	$9.11	$5.17	76.2%

Net cash (used in) provided by operating activities	$(87,183)	$219,175	(139.8)%	$43,984	$644,087	(93.2)%
Free Cash Flow(1)	$(101,297)	$203,009	(149.9)%	$(891)	$595,142	(100.1)%
Operational Highlights:
•On track to achieve 2021 year-end streaming subscriber target
•Increasing full year 2021 financial outlook for total company revenue and adjusted operating income growth
•Premiered season 11 of The Walking Dead, which was a top driver of subscriber acquisition and viewership, on AMC+
•Greenlit new AMC+ and AMC series Interview With the Vampire, Tales of the Walking Dead, Dark Winds, and Moonhaven
•Opened writers rooms for development of potential new original series including Anne Rice’s Lives of the Mayfair Witches, Demascus and Invitation to a Bonfire
•Kicked off Shudder’s 61 Days of Halloween annual event
•Launched innovative AMC+ promotional partnership with Verizon Wireless and Verizon Fios
(1) See page 4 of this earnings release for a discussion of non-GAAP financial measures used in this release. This discussion includes the definition of Adjusted Operating Income (Loss), Adjusted EPS and Free Cash Flow.

Segment Results
(dollars in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	Change	2021	2020	Change
Net Revenues:
Domestic Operations	$682,746	$546,865	24.8%	$1,895,730	$1,721,690	10.1%
International and Other	129,940	111,398	16.6%	389,384	326,908	19.1%
Corporate / Inter-segment Eliminations	(1,920)	(4,248)	54.8%	(11,215)	(13,917)	19.4%
Total Net Revenues	$810,766	$654,015	24.0%	$2,273,899	$2,034,681	11.8%

Operating Income:
Domestic Operations	$213,299	$179,259	19.0%	$517,874	$621,446	(16.7)%
International and Other	15,564	3,061	408.5%	32,365	(118,140)	127.4%
Corporate / Inter-segment Eliminations	(40,537)	(42,843)	5.4%	(123,949)	(142,057)	12.7%
Total Operating Income	$188,326	$139,477	35.0%	$426,290	$361,249	18.0%

Adjusted Operating Income:
Domestic Operations	$231,076	$205,614	12.4%	$723,749	$683,000	6.0%
International and Other	22,109	8,917	147.9%	70,777	42,343	67.2%
Corporate / Inter-segment Eliminations	(28,494)	(29,040)	1.9%	(81,219)	(92,120)	11.8%
Total Adjusted Operating Income	$224,691	$185,491	21.1%	$713,307	$633,223	12.6%

Domestic Operations
•Domestic Operations revenues for the third quarter increased 25% to $683 million compared to the prior year quarter
◦Distribution and Other revenues increased 26% to $483 million
▪Content licensing revenues increased 60%, driven by a higher number of distributed original programs as compared to the prior comparable period as a result of earlier COVID-19 pandemic production delays
▪Subscription revenues increased 14% due to increased streaming revenues driven by increased subscribers to our streaming services, partially offset by a low-single digit decrease in linear affiliate revenues, attributable to declines in the linear subscriber universe
◦Advertising revenues increased 22% to $200 million due to higher pricing and ad-supported streaming growth, and an increase in the number of episodes of our original programming, partially offset by lower linear ratings
•Operating Income increased 19% to $213 million in the quarter
•Adjusted Operating Income increased 12% to $231 million, reflecting increased advertising and distribution revenues, partially offset by increased programming and subscriber acquisition and retention marketing investments to support the continued growth of streaming revenue

International and Other
•International and Other revenues for the third quarter of 2021 increased 17% to $130 million compared to the prior year quarter
◦Distribution and Other revenues increased 13% to $105 million primarily due to increased production revenues at 25/7 Media and increased distribution revenues at AMCNI, as well as the favorable impact of foreign currency translation
◦Advertising revenues increased 34% to $25 million largely related to higher pricing, better ratings and the favorable impact of foreign currency translation at AMCNI
•Operating Income increased 409% to $16 million in the quarter
•Adjusted Operating Income increased 148% to $22 million in the quarter
◦Operating Income and Adjusted Operating Income reflected the increase in Advertising and Distribution and Other revenues, partially offset by an increase in selling, general and administrative expense

Other Matters
Stock Repurchase Program & Outstanding Shares
As previously disclosed, the Company's Board of Directors has authorized a program to repurchase up to $1.5 billion of the Company’s outstanding shares of common stock. The Stock Repurchase Program has no pre-established closing date and may be suspended or discontinued at any time. During the third quarter of 2021, the Company did not repurchase any shares. As of September 30, 2021, the Company had $135 million of authorization remaining for repurchase under the Stock Repurchase Program.
As of October 29, 2021 the Company had 30,767,784 shares of Class A Common Stock and 11,484,408 shares of Class B Common Stock outstanding.
Please see the Company’s Form 10-Q for the period ended September 30, 2021 for further details regarding the above matters.

Description of Non-GAAP Measures

The Company defines Adjusted Operating Income (Loss), which is a non-GAAP financial measure, as operating income (loss) before depreciation and amortization, cloud computing amortization, share-based compensation expense or benefit, impairment and other charges (including gains or losses on sales or dispositions of businesses), restructuring and other related charges, and including the Company’s proportionate share of adjusted operating income (loss) from majority owned equity method investees. From time to time, we may exclude the impact of certain events, gains, losses or other charges (such as significant legal settlements) from AOI that affect our operating performance. Because it is based upon operating income (loss), Adjusted Operating Income (Loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. The Company believes that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of the business without regard to the effect of the settlement of an obligation that is not expected to be made in cash.

The Company believes that Adjusted Operating Income (Loss) is an appropriate measure for evaluating the operating performance of the business segments and the Company on a consolidated basis. Adjusted Operating Income (Loss) and similar measures with similar titles are common performance measures used by investors, analysts and peers to compare performance in the industry.

Internally, the Company uses net revenues and Adjusted Operating Income (Loss) measures as the most important indicators of its business performance, and evaluates management’s effectiveness with specific reference to these indicators. Adjusted Operating Income (Loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), and other measures of performance presented in accordance with U.S. generally accepted accounting principles ("GAAP"). Since Adjusted Operating Income (Loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to Adjusted Operating Income (Loss), please see pages 7-8 of this release.

The Company defines Free Cash Flow, which is a non-GAAP financial measure, as net cash provided by operating activities less capital expenditures and cash distributions to noncontrolling interests, all of which are reported in our Consolidated Statement of Cash Flows. The Company believes the most comparable GAAP financial measure of its liquidity is net cash provided by operating activities. The Company believes that Free Cash Flow is useful as an indicator of its overall liquidity, as the amount of Free Cash Flow generated in any period is representative of cash that is available for debt repayment, investment, and other discretionary and non-discretionary cash uses. The Company also believes that Free Cash Flow is one of several benchmarks used by analysts and investors who follow the industry for comparison of its liquidity with other companies in the industry, although the Company’s measure of Free Cash Flow may not be directly comparable to similar measures reported by other companies. For a reconciliation of net cash provided by operating activities to Free Cash Flow, please see page 9 of this release.

The Company defines Adjusted Earnings per Diluted Share (“Adjusted EPS”), which is a non-GAAP financial measure, as earnings per diluted share excluding the following items: amortization of acquisition-related intangible assets; impairment and other charges (including gains or losses on sales or dispositions of businesses); non-cash impairments of goodwill, intangible and fixed assets; restructuring and other related charges; and gains and losses related to the extinguishment of debt; as well as the impact of taxes on the aforementioned items. The Company believes the most comparable GAAP financial measure is earnings per diluted share. The Company believes that Adjusted EPS is one of several benchmarks used by analysts and investors who follow the industry for comparison of its performance with other companies in the industry, although the Company’s measure of Adjusted EPS may not be directly comparable to similar measures reported by other companies. For a reconciliation of earnings per diluted share to Adjusted EPS, please see pages 10-11 of this release.

Forward-Looking Statements

This earnings release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industries in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections entitled "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

Conference Call Information

AMC Networks will host a conference call today at 8:30 a.m. ET to discuss its third quarter 2021 results. To listen to the call, visit http://www.amcnetworks.com or dial 833-714-3268, using the following conference ID: 1525219.

About AMC Networks Inc.

AMC Networks is a global entertainment company known for its popular and critically-acclaimed content. Its portfolio of brands includes AMC, BBC AMERICA (operated through a joint venture with BBC Studios), IFC, SundanceTV, WE tv, IFC Films, and a number of fast-growing streaming services, including the AMC+ premium streaming bundle, Acorn TV, Shudder, Sundance Now and ALLBLK. AMC Studios, the Company’s in-house studio, production and distribution operation, is behind award-winning owned series and franchises, including The Walking Dead, the highest-rated series in cable history. The Company also operates AMC Networks International, its international programming business, and 25/7 Media, its production services business.

Contacts

Investor Relations	Corporate Communications
Nicholas Seibert (646) 740-5749	Georgia Juvelis (917) 542-6390
nicholas.seibert@amcnetworks.com	georgia.juvelis@amcnetworks.com

AMC NETWORKS INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues, net	$810,766	$654,015	$2,273,899	$2,034,681
Operating expenses:
Technical and operating (excluding depreciation and amortization)	378,264	333,816	997,677	960,379
Selling, general and administrative	220,011	148,769	610,164	488,581
Depreciation and amortization	23,411	27,547	71,261	80,182
Impairment and other charges	—	—	158,973	130,411
Restructuring and other related charges	754	4,406	9,534	13,879
	622,440	514,538	1,847,609	1,673,432
Operating income	188,326	139,477	426,290	361,249
Other income (expense):
Interest expense	(31,413)	(33,418)	(97,674)	(105,283)
Interest income	2,264	2,994	7,614	11,276
Loss on extinguishment of debt	—	—	(22,074)	(2,908)
Miscellaneous, net	54	11,138	19,634	(10,088)
	(29,095)	(19,286)	(92,500)	(107,003)
Income from operations before income taxes	159,231	120,191	333,790	254,246
Income tax expense	(40,744)	(52,195)	(77,980)	(95,490)
Net income including noncontrolling interests	118,487	67,996	255,810	158,756
Net income attributable to noncontrolling interests	(7,836)	(6,356)	(22,253)	(13,488)
Net income attributable to AMC Networks’ stockholders	$110,651	$61,640	$233,557	$145,268

Net income per share attributable to AMC Networks’ stockholders:
Basic	$2.60	$1.18	$5.52	$2.72
Diluted	$2.55	$1.17	$5.39	$2.69

Weighted average common shares:
Basic	42,506	52,346	42,308	53,374
Diluted	43,440	52,904	43,332	53,917

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30, 2021
	Domestic Operations	International and Other	Corporate / Inter-segment Eliminations	Consolidated
Operating income (loss)	$213,299	$15,564	$(40,537)	$188,326
Share-based compensation expense	4,174	545	4,736	9,455
Depreciation and amortization	11,589	5,200	6,622	23,411
Impairment and other charges	—	—	—	—
Restructuring and other related charges	(135)	800	89	754
Cloud computing amortization	—	—	596	596
Majority owned equity investees AOI	2,149	—	—	2,149
Adjusted operating income (loss)	$231,076	$22,109	$(28,494)	$224,691

	Three Months Ended September 30, 2020
	Domestic Operations	International and Other	Corporate / Inter-segment Eliminations	Consolidated
Operating income (loss)	$179,259	$3,061	$(42,843)	$139,477
Share-based compensation expense	4,437	919	7,038	12,394
Depreciation and amortization	15,799	4,937	6,811	27,547
Impairment and other charges	—	—	—	—
Restructuring and other related charges	4,452	—	(46)	4,406
Majority owned equity investees AOI	1,667	—	—	1,667
Adjusted operating income (loss)	$205,614	$8,917	$(29,040)	$185,491

	Nine Months Ended September 30, 2021
	Domestic Operations	International and Other	Corporate / Inter-segment Eliminations	Consolidated
Operating income (loss)	$517,874	$32,365	$(123,949)	$426,290
Share-based compensation expense	17,105	2,689	19,369	39,163
Depreciation and amortization	36,678	14,477	20,106	71,261
Impairment and other charges	143,000	15,973	—	158,973
Restructuring and other related charges	2,508	5,273	1,753	9,534
Cloud computing amortization	—	—	1,502	1,502
Majority owned equity investees AOI	6,584	—	—	6,584
Adjusted operating income (loss)	$723,749	$70,777	$(81,219)	$713,307

	Nine Months Ended September 30, 2020
	Domestic Operations	International and Other	Corporate / Inter-segment Eliminations	Consolidated
Operating income (loss)	$621,446	$(118,140)	$(142,057)	$361,249
Share-based compensation expense	12,005	2,437	28,699	43,141
Depreciation and amortization	38,050	21,396	20,736	80,182
Impairment and other charges	—	130,411	—	130,411
Restructuring and other related charges	7,138	6,239	502	13,879
Majority owned equity investees AOI	4,361	—	—	4,361
Adjusted operating income (loss)	$683,000	$42,343	$(92,120)	$633,223

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(In thousands)
(Unaudited)

Capitalization	September 30, 2021
Cash and cash equivalents	$870,967

Credit facility debt (a)	$675,000
Senior notes (a)	2,200,000
Other debt	1,500
Total debt	$2,876,500

Net debt	$2,005,533

Finance leases	28,229
Net debt and finance leases	$2,033,762

	Twelve Months Ended September 30, 2021
Operating Income (GAAP)	$507,685
Share-based compensation expense	48,930
Depreciation and amortization	95,685
Impairment and other charges	150,789
Restructuring and other related charges	30,723
Cloud computing amortization	1,702
Majority owned equity investees	11,181
Adjusted Operating Income (Non-GAAP)	$846,695

Leverage ratio (b)	2.4	x

(a)Represents the aggregate principal amount of the debt.
(b)Represents net debt and finance leases divided by Adjusted Operating Income for the twelve months ended September 30, 2021. This ratio differs from the calculation contained in the Company's credit facility. No adjustments have been made for consolidated entities that are not 100% owned.

Free Cash Flow	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net cash (used in) provided by operating activities	$(87,183)	$219,175	$43,984	$644,087
Less: capital expenditures	(11,120)	(12,818)	(29,969)	(34,990)
Less: distributions to noncontrolling interests	(2,994)	(3,348)	(14,906)	(13,955)
Free cash flow	$(101,297)	$203,009	$(891)	$595,142

Adjusted Earnings Per Diluted Share
	Three Months Ended September 30, 2021
	Income from operations before income taxes	Income tax expense	Net income attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$159,231	$(40,744)	$(7,836)	$110,651	$2.55
Adjustments:
Amortization of acquisition-related intangible assets	10,214	(1,691)	(2,951)	5,572	0.12
Impairment and other charges	—	—	—	—	—
Restructuring and other related charges	754	(387)	25	392	0.01
Loss on extinguishment of debt	—	—	—	—	—
Adjusted Results (Non-GAAP)	$170,199	$(42,822)	$(10,762)	$116,615	$2.68

	Three Months Ended September 30, 2020
	Income from operations before income taxes	Income tax expense	Net income attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$120,191	$(52,195)	$(6,356)	$61,640	$1.17
Adjustments:
Amortization of acquisition-related intangible assets	9,548	(1,464)	(3,027)	5,057	0.09
Impairment charges	—	—	—	—	—
Restructuring and other related charges	4,406	(1,051)	—	3,355	0.06
Loss on extinguishment of debt	—	—	—	—	—
Adjusted Results (Non-GAAP)	$134,145	$(54,710)	$(9,383)	$70,052	$1.32

	Nine Months Ended September 30, 2021
	Income from operations before income taxes	Income tax expense	Net income attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$333,790	$(77,980)	$(22,253)	$233,557	$5.39
Adjustments:
Amortization of acquisition-related intangible assets	29,077	(4,661)	(8,928)	15,488	0.35
Impairment charges	158,973	(38,078)	—	120,895	2.79
Restructuring and other related charges	9,534	(1,419)	12	8,127	0.19
Loss on extinguishment of debt	22,074	(5,257)	—	16,817	0.39
Adjusted Results (Non-GAAP)	$553,448	$(127,395)	$(31,169)	$394,884	$9.11

	Nine Months Ended September 30, 2020
	Income from operations before income taxes	Income tax expense	Net income attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$254,246	$(95,490)	$(13,488)	$145,268	$2.69
Adjustments:
Amortization of acquisition-related intangible assets	32,642	(5,413)	(9,081)	18,148	0.34
Impairment charges	130,411	(27,984)	—	102,427	1.90
Restructuring and other related charges	13,879	(3,349)	13	10,543	0.20
Loss on extinguishment of debt	2,908	(733)	—	2,175	0.04
Adjusted Results (Non-GAAP)	$434,086	$(132,969)	$(22,556)	$278,561	$5.17